SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2005

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	1-4018	53-0257888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)
(212) 922-1640
(Registrant’s telephone number, including area code)
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.01 Entry into a Material Definitive Agreement
     On November 3, 2005, the Board of Directors of Dover Corporation (the “Company”) approved an amendment to the Company’s 2005 Equity and Cash Incentive Plan (the “Plan”) to provide for stock-settled stock appreciation rights as a type of award that may be granted under the Plan. The conditions and limits on the grant of equity-based incentive compensation remain unchanged. This amendment will become effective on January 1, 2006.
     In addition, the Board of Directors also approved an amendment to the Plan to reduce the normal retirement age from 65 to 62. Outstanding grants under the Company’s 1995 Stock Option Incentive Plan and 1995 Cash Performance Program were likewise amended. Such amendments became effective on November 3, 2005. The change in normal retirement age was made to coordinate the provisions relating to retirement age among various of the Company’s employee benefit plans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2005	DOVER CORPORATION (Registrant)

	By:	/s/ Joseph W. Schmidt

Joseph W. Schmidt, Vice President, General Counsel & Secretary